Exhibit 99.1

STIFEL FINANCIAL AND KBW ANNOUNCE STRATEGIC MERGER

Creating a Leading Financial Services Specialized Practice Within the

Premier Middle-Market Investment Bank

ST. LOUIS and NEW YORK, November 5, 2012 – Stifel Financial Corp. (NYSE: SF) and KBW, Inc. (NYSE: KBW) today announced that they have entered into a definitive merger agreement to create the premier middle-market investment bank with a specialized focus on the financial services industry.

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, KBW shareholders will receive $17.50 per share, comprised of $10.00 per share in cash and $7.50 per share in Stifel common stock. Additionally, holders of certain restricted KBW shares, that will continue to vest post closing, will receive $17.50 in Stifel common stock. The stock component of the consideration is fixed at $7.50 per share, subject to a collar, provided that the volume weighted average closing price of Stifel common stock for the ten days prior to closing is between $29.00 and $35.00 per share. If the volume weighted average price rises above $35.00 per share, the exchange ratio will be fixed at 0.2143 shares of Stifel common stock for each share of KBW, and if it falls below $29.00 per share, the exchange ratio will be fixed at 0.2586 shares of Stifel common stock for each share of KBW.

The transaction is valued in excess of $575 million, which includes the outstanding shares and restricted stock awards of KBW. Approximately $250 million in excess capital on KBW’s balance sheet is expected to be immediately available to Stifel upon closing.

Ronald J. Kruszewski, Chairman, President and CEO of Stifel Financial Corp. said, “This transaction is expected to be accretive to shareholder value. This merger with KBW, a premier, specialized financial services firm, provides Stifel with an exciting opportunity to grow and become a market leader in the financial services sector. Our shared culture and platforms are highly complementary, and this combination expands our capabilities at a time when we believe the financial services sector is poised to benefit from improving fundamentals. I am confident our clients will benefit from our expanded services and expertise.”

Thomas B. Michaud, President and CEO of KBW, said, “This merger will allow KBW to focus on its strengths in the financial services sector while offering clients a greatly expanded array of products and services through the Stifel platform. KBW’s deep roster of client relationships will be supported by a strong institutional business and global wealth management business. With little overlap, this merger will provide a significant opportunity to grow our combined companies’ market share.”

The combined company will provide investment banking, sales and trading, and research in the financial services vertical through KBW’s Keefe, Bruyette & Woods broker-dealer subsidiary, which will continue to operate as an independent subsidiary of Stifel following completion of the transaction. Stifel will utilize KBW’s preeminent market brand as a highly focused, specialized financial services platform of choice.

Stifel has identified significant synergies that will leverage the integrated platforms and take advantage of Stifel’s robust global wealth management capabilities. Annualized net revenues for the two companies are approximately $1.8 billion, based upon 2012 results through September 30, 2012.

The merger is subject to approval by KBW shareholders and customary regulatory approvals. Thomas Michaud will join Stifel’s board and management team upon completion of the merger and will remain Chief Executive Officer of the KBW business unit.

Stifel was advised by its own wholly owned subsidiary, Stifel, Nicolaus & Company, Incorporated and was represented by Bryan Cave LLP. Stephens Inc. rendered a fairness opinion to the board of directors of Stifel Financial Corp. KBW was advised by its own wholly owned subsidiary, Keefe, Bruyette & Woods, Inc., and BofA Merrill Lynch, and was represented by Sullivan & Cromwell LLP.

Conference Call Information/ Earnings Announcement

Stifel and KBW will host a joint conference call today, November 5, at 8:30 a.m. (Eastern).

All interested parties are invited to listen to Stifel’s Chairman, President and CEO, Ronald J. Kruszewski, and KBW’s CEO and President, Thomas B. Michaud, by dialing (800) 651-2240 and referencing conference ID #64728788.

Also today, November 5, Stifel will issue its financial results for the third quarter ended Sept. 30, before the market opens. Stifel will review the results during the same conference call today, at 8:30 a.m. (Eastern).

A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s website, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced website beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, which conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Canada Inc. in Canada, and through Stifel Nicolaus Europe Limited in the United Kingdom and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel Financial, please visit the Company’s website at www.stifel.com.

KBW, Inc., headquartered in New York, operates in the U.S., Europe and Asia through its broker dealer subsidiaries, Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and Keefe, Bruyette & Woods Asia Limited. Celebrating its 50th anniversary, KBW has established itself as a leading independent authority in the banking, insurance, brokerage, asset management, mortgage banking, real estate and specialty finance sectors. Founded in 1962, the firm maintains industry-leading positions in the areas of research, corporate finance, mergers and acquisitions as well as sales and trading in equities and debt securities of financial services companies.

Cautionary Note Regarding Forward-Looking Statements

Statements in this presentation that relate to the future plans, events, expectations, performance, objectives and the like of Stifel Financial Corp., as well as Stifel, Nicolaus and Company, Inc. and its other subsidiaries (collectively, “Stifel” or the “Company”) and KBW, Inc. (“KBW”), may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and other approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of KBW’s business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to KBW’s or Stifel’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel’s, KBW’s or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business operations and opportunities; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and KBW, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to KBW’s shareholders and in Stifel’s and KBW’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in Stifel’s Form 10-K for the fiscal year ended December 31, 2011, and “Risk Factors” in KBW’s Form 10-K for the fiscal year ended December 31, 2011. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

In connection with the proposed merger, Stifel will be filing a registration statement on Form S-4 that will include a proxy statement of KBW that also constitutes a prospectus of Stifel and other relevant documents relating to the merger with the Securities and Exchange Commission (the “SEC”). Stifel and KBW shareholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Stifel, KBW and the proposed transaction. The final proxy statement/prospectus will be mailed to shareholders of KBW. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Stifel and KBW, without charge, at the SEC’s website (www.sec.gov). Free copies of Stifel’s SEC filings are also available on Stifel’s website (www.stifel.com), and free copies of KBW’s SEC filings are available on KBW’s website (www.kbw.com). Free copies of Stifel’s filings also may be obtained by directing a request to Stifel’s Investor Relations by phone to (314) 342-2000 or in writing to Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102. Free copies of KBW’s filings also may be obtained by directing a request to KBW’S Investor Relations by phone to 415-364-2500, in writing to KBW, Inc., Attn: Alan Oshiki, c/o King Worldwide Investor Relations, 48 Wall Street, 32nd Floor, New York, New York 10005, or by email to kbw.inv.relations@kbw.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Stifel, KBW and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of KBW with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Stifel’s directors and executive officers is also available in Stifel’s definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 20, 2012. Information regarding KBW’s directors and executive officers is also available in KBW’s definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 27, 2012. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at KBW and Stifel Financial.

Investor Relations Contacts

Stifel Financial

Sarah Anderson, 415-364-2500

investorrelations@stifel.com

KBW Investor Relations

Alan Oshiki, 866-529-2339

KBW Media

Intermarket Communications

Mike Gelormino, 212-909-4780

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